August 15, 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(8)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$2,816,000
Auto Callable Contingent Interest Notes Linked to the Least
Performing of the S&P 500® Index, the Russell 2000® Index
and the Dow Jones Industrial Average® due February 19,
2027
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each Quarterly Monitoring
Period during which, on each day, the closing level of each of the S&P 500® Index, the Russell 2000® Index and the Dow
Jones Industrial Average®, which we refer to as the Indices, is greater than or equal to 72.00% of its Initial Value, which we refer to as an Interest Barrier.
• The notes will be automatically called if the closing level of each Index on any Review Date (other than the first and final
Review Dates) is greater than or equal to its Initial Value.
• The earliest date on which an automatic call may be initiated is February 17, 2026.
• Investors should be willing to accept the risk of losing some or all of their principal and the risk that no Contingent Interest
Payment may be made with respect to some or all Quarterly Monitoring Periods.
• Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Indices. Payments on the notes are linked to the performance of each of the Indices individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes priced on August 15, 2025 and are expected to settle on or about August 20, 2025.
• CUSIP: 48136GCU2
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-7 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
—
$1,000
Total
$2,816,000
—
$2,816,000
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) All sales of the notes will be made to certain fee-based advisory accounts for which an affiliated or unaffiliated broker-dealer is an investment adviser. These broker-dealers will forgo any commissions related to these sales. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $986.40 per $1,000 principal amount note.
See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial
Average®
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Indices: The S&P 500® Index (Bloomberg ticker: SPX), the
Russell 2000® Index (Bloomberg ticker: RTY) and the Dow
Jones Industrial Average® (Bloomberg ticker: INDU)
Contingent Interest Payments: If the notes have not been
automatically called and the closing level of each Index on each day during a Quarterly Monitoring Period is greater than or
equal to its Interest Barrier, you will receive on the applicable
Interest Payment Date for each $1,000 principal amount note a
Contingent Interest Payment equal to $30.375 (equivalent to a
Contingent Interest Rate of 12.15% per annum, payable at a
rate of 3.0375% per quarter).
If the closing level of any Index on any day during a Quarterly
Monitoring Period is less than its Interest Barrier, no Contingent
Interest Payment will be made with respect to that Quarterly
Monitoring Period.
Contingent Interest Rate: 12.15% per annum, payable at a
rate of 3.0375% per quarter
Interest Barrier / Trigger Value: With respect to each Index,
72.00% of its Initial Value, which is 4,643.856 for the S&P 500®
Index, 1,646.29656 for the Russell 2000® Index and
32,361.2064 for the Dow Jones Industrial Average®
Pricing Date: August 15, 2025
Original Issue Date (Settlement Date): On or about August
20, 2025
Quarterly Monitoring Periods: The period from but excluding
the Pricing Date to and including the first Review Date, and each successive period from but excluding a Review Date to
and including the next succeeding Review Date
Review Dates*: November 17, 2025, February 17, 2026, May
15, 2026, August 17, 2026, November 16, 2026 and February
16, 2027 (final Review Date)
Interest Payment Dates*: November 20, 2025, February 20,
2026, May 20, 2026, August 20, 2026, November 19, 2026 and
the Maturity Date
Maturity Date*: February 19, 2027
Call Settlement Date*: If the notes are automatically called on any Review Date (other than the first and final Review Dates), the first Interest Payment Date immediately following that
Review Date
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings”
and “General Terms of Notes — Postponement of a Payment Date”
in the accompanying product supplement
Automatic Call:
If the closing level of each Index on any Review Date (other than the first and final Review Dates) is greater than or equal to its Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, equal to (a)
$1,000 plus (b) the Contingent Interest Payment, if any,
applicable to the Quarterly Monitoring Period ending on that
Review Date, payable on the applicable Call Settlement Date.
No further payments will be made on the notes.
Payment at Maturity:
If the notes have not been automatically called and (i) the Final
Value of each Index is greater than or equal to its Initial Value or (ii) a Trigger Event has not occurred, you will receive a cash payment at maturity, for each $1,000 principal amount note,
equal to (a) $1,000 plus (b) the Contingent Interest Payment, if any, applicable to the final Quarterly Monitoring Period.
If the notes have not been automatically called and (i) the Final
Value of any Index is less than its Initial Value and (ii) a Trigger
Event has occurred, your payment at maturity per $1,000
principal amount note, in addition to any Contingent Interest
Payment, will be calculated as follows:
$1,000 + ($1,000 × Least Performing Index Return)
If the notes have not been automatically called and (i) the Final
Value of any Index is less than its Initial Value and (ii) a Trigger
Event has occurred, you will lose some or all of your principal amount at maturity.
Trigger Event: A Trigger Event occurs if, on any day during the
Trigger Monitoring Period, the closing level of any Index is less than its Trigger Value.
Trigger Monitoring Period: The period from but excluding the
Pricing Date to and including the final Review Date
Least Performing Index: The Index with the Least Performing
Index Return
Least Performing Index Return: The lowest of the Index
Returns of the Indices
Index Return:
With respect to each Index,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Index, the closing level of that Index on the Pricing Date, which was 6,449.80 for the S&P
500® Index, 2,286.523 for the Russell 2000® Index and
44,946.12 for the Dow Jones Industrial Average®
Final Value: With respect to each Index, the closing level of that Index on the final Review Date

PS-2 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial
Average®
Supplemental Terms of the Notes
Any values of the Indices, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payment in Connection with the First Quarterly Monitoring Period
Payments in Connection with Quarterly Monitoring Periods (Other than the First and Final Quarterly Monitoring Periods)
The closing level of each Index is greater than or
equal to its Interest Barrier on each day during the
first Quarterly Monitoring Period.
The closing level of any Index is less than its Interest
Barrier on any day during the first Quarterly Monitoring
Period.
First Quarterly Monitoring Period
Compare the closing level of each Index to its Interest Barrier on each day during the first Quarterly Monitoring Period.
You will receive a Contingent Interest Payment on the
first Interest Payment Date.
Proceed to the next Quarterly Monitoring Period.
No Contingent Interest Payment will be made with respect to
the first Quarterly Monitoring Period.
Proceed to the next Quarterly Monitoring Period.
Initial
Value
No
Automatic
Call
The closing level of
each Index is greater
than or equal to its
Initial Value.
The closing level of any
Index is less than its
Initial Value.
Quarterly Monitoring Periods Preceding the Final Quarterly Monitoring Period
The closing level of each
Index is greater than or
equal to its Interest
Barrier on each day during
that Quarterly Monitoring
Period.
The closing level of any
Index is less than its
Interest Barrier on any
day during that Quarterly
Monitoring Period.
You will receive a Contingent Interest
Payment on the applicable Interest
Payment Date .
Proceed to the next Quarterly Monitoring
Period.
No Contingent Interest Payment will be
made with respect to the applicable
Quarterly Monitoring Period .
Proceed to the next Quarterly Monitoring
Period.
Compare the closing level of each Index to its Initial Value on each Review Date and to its Interest Barrier on each day during the
Quarterly Monitoring Period ending on that Review Date .
Review Dates Preceding
the Final Review Date
Automatic
Call
The closing level of each
Index is greater than or
equal to its Interest
Barrier on each day during
that Quarterly Monitoring
Period.
The closing level of any
Index is less than its
Interest Barrier on any
day during that Quarterly
Monitoring Period.
The notes will be automatically called on
the applicable Call Settlement Date and
you will receive (a) $1,000 plus (b) the
Contingent Interest Payment applicable to
that Quarterly Monitoring Period.
No further payments will be made on the
notes .
The notes will be automatically called on
the applicable Call Settlement Date and
you will receive $1,000.
No further payments will be made on the
notes.

PS-3 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial
Average®
Payment at Maturity If the Notes Have Not Been Automatically Called
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on the Contingent Interest Rate of 12.15% per annum, depending on how many Contingent Interest Payments are made prior to automatic call or maturity.
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
6
$182.250
5
$151.875
4
$121.500
3
$91.125
2
$60.750
1
$30.375
0
$0.000
Prior to the Final Review
Date
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment, if any,
applicable to the final Quarterly
Monitoring Period.
The notes are not
automatically called.
Proceed to maturity
Payment at Maturity
The Final Value of each Index is greater than
or equal to its Initial Value or a Trigger Event
has not occurred
You will receive, in addition to any
Contingent Interest Payment:
$1,000 + ($1,000 ×Least Performing
Index Return)
Under these circumstances, you will lose
some or all of your principal amount at
maturity.
The Final Value of any Index is less than its
Initial Value and a Trigger Event has occurred.
Final Review Date

PS-4 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial
Average®
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to three hypothetical Indices, assuming a range of performances for the hypothetical Least Performing Index on the Review Dates and during the Quarterly Monitoring Periods. Solely for purposes of this section, the Least Performing Index with respect to each Review Date is the least performing of the Indices determined based on the closing level of each Index on that Review Date compared with its Initial Value. Each hypothetical payment set forth below assumes that, for each Quarterly Monitoring Period, the closing level of each Index that is not the Least Performing
Index with respect to the applicable Review Date on which that Quarterly Monitoring Period ends is greater than or equal to its
Interest Barrier on each day during that Quarterly Monitoring Period.
In addition, the hypothetical payments set forth below assume the following:
• an Initial Value for each Index of 100.00;
• an Interest Barrier and a Trigger Value for each Index of 72.00 (equal to 72.00% of its hypothetical Initial Value); and
• a Contingent Interest Rate of 12.15% per annum.
The hypothetical Initial Value of each Index of 100.00 has been chosen for illustrative purposes only and does not represent the actual
Initial Value of any Index. The actual Initial Value of each Index is the closing level of that Index on the Pricing Date and is specified under “Key Terms — Initial Value” in this pricing supplement. For historical data regarding the actual closing levels of each Index, please see the historical information set forth under “The Indices” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes are automatically called on the second Review Date.
Date
Closing Level of Least
Performing Index on
Review Date
Lowest Closing Level of Least
Performing Index During Quarterly
Monitoring Period
Payment (per $1,000 principal amount
note)
First Review Date
105.00
95.00
$30.375
Second Review Date
110.00
90.00
$1,030.375
Total Payment
$1,060.75 (6.075% return)
Because the closing level of each Index on the second Review Date is greater than or equal to its Initial Value and the closing level of each Index on each day during the second Quarterly Monitoring Period is greater than or equal to its Interest Barrier, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,030.375 (or $1,000 plus the Contingent Interest
Payment applicable to the second Quarterly Monitoring Period), payable on the applicable Call Settlement Date. The notes are not automatically callable before the second Review Date, even though the closing level of each Index on the first Review Date is greater than its Initial Value. When added to the Contingent Interest Payment received with respect to the prior Quarterly Monitoring Period, the total amount paid, for each $1,000 principal amount note, is $1,060.75. No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called, the Final Value of the Least Performing Index is greater than or equal to its Initial Value, a Trigger Event has occurred and the closing level of each Index on each day during the final Quarterly
Monitoring Period is greater than or equal to its Interest Barrier.
Date
Closing Level of Least
Performing Index on
Review Date
Lowest Closing Level of Least
Performing Index During Quarterly
Monitoring Period
Payment (per $1,000 principal amount
note)
First Review Date
95.00
90.00
$30.375
Second Review Date
85.00
80.00
$30.375
Third through Fifth
Review Dates
Less than Interest
Barrier
Less than Interest Barrier
$0
Final Review Date
105.00
90.00
$1,030.375
Total Payment
$1,091.125 (9.1125% return)
Because the notes have not been automatically called, the Final Value of the Least Performing Index is greater than or equal to its
Initial Value and the closing level of each Index on each day during the final Quarterly Monitoring Period is greater than or equal to its
Interest Barrier, even though a Trigger Event has occurred, the payment at maturity, for each $1,000 principal amount note, will be
$1,030.375 (or $1,000 plus the Contingent Interest Payment applicable to the final Quarterly Monitoring Period). When added to the
Contingent Interest Payments received with respect to the prior Quarterly Monitoring Periods, the total amount paid, for each $1,000 principal amount note, is $1,091.125.

PS-5 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial
Average®
Example 3 — Notes have NOT been automatically called, the Final Value of the Least Performing Index is greater than or equal to its Initial Value, a Trigger Event has occurred and the closing level of at least one Index on at least one day during the final
Quarterly Monitoring Period is less than its Interest Barrier.
Date
Closing Level of
Least Performing
Index on Review
Date
Lowest Closing Level of Least
Performing Index During
Quarterly Monitoring Period
Payment (per $1,000 principal amount note)
First Review Date
95.00
85.00
$30.375
Second Review Date
85.00
80.00
$30.375
Third through Fifth
Review Dates
Less than Interest
Barrier
Less than Interest Barrier
$0
Final Review Date
105.00
50.00
$1,000.00
Total Payment
$1,060.75 (6.075% return)
Because the notes have not been automatically called, the Final Value of the Least Performing Index is greater than or equal to its
Initial Value and the closing level of at least one Index on at least one day during the final Quarterly Monitoring Period is less than its
Interest Barrier, even though a Trigger Event has occurred, the payment at maturity, for each $1,000 principal amount note, will be
$1,000.00. When added to the Contingent Interest Payments received with respect to the prior Quarterly Monitoring Periods, the total amount paid, for each $1,000 principal amount note, is $1,060.75.
Example 4 — Notes have NOT been automatically called, the Final Value of the Least Performing Index is less than its Initial
Value, a Trigger Event has NOT occurred and the closing level of each Index on each day during the final Quarterly Monitoring
Period is greater than or equal to its Interest Barrier.
Date
Closing Level of Least
Performing Index on
Review Date
Lowest Closing Level of Least
Performing Index During
Quarterly Monitoring Period
Payment (per $1,000 principal amount note)
First Review Date
95.00
90.00
$30.375
Second Review
Date
90.00
80.00
$30.375
Third through Fifth
Review Dates
Greater than Interest
Barrier but less than
Initial Value
Greater than Interest Barrier
$30.375
Final Review Date
80.00
75.00
$1,030.375
Total Payment
$1,182.25 (18.225% return)
Because the notes have not been automatically called, a Trigger Event has not occurred and the closing level of each Index on each day during the final Quarterly Monitoring Period is greater than or equal to its Interest Barrier, even though the Final Value of the Least
Performing Index is less than its Initial Value, the payment at maturity, for each $1,000 principal amount note, will be $1,030.375 (or
$1,000 plus the Contingent Interest Payment applicable to the final Quarterly Monitoring Period). When added to the Contingent
Interest Payments received with respect to the prior Quarterly Monitoring Periods, the total amount paid, for each $1,000 principal amount note, is $1,182.25.

PS-6 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial
Average®
Example 5 — Notes have NOT been automatically called, the Final Value of the Least Performing Index is less than its Initial
Value, a Trigger Event has occurred and the closing level of each Index on each day during the final Quarterly Monitoring
Period is greater than or equal to its Interest Barrier.
Date
Closing Level of Least
Performing Index on
Review Date
Lowest Closing Level of
Least Performing Index
During Quarterly
Monitoring Period
Payment (per $1,000 principal amount
note)
First Review Date
40.00
30.00
$0
Second Review Date
45.00
40.00
$0
Third through Fifth
Review Dates
Less than Interest Barrier
Less than Interest Barrier
$0
Final Review Date
80.00
75.00
$830.375
Total Payment
$830.375 (-16.9625% return)
Because the notes have not been automatically called, the Final Value of the Least Performing Index is less than its Initial Value, a
Trigger Event has occurred, the closing level of each Index on each day during the final Quarterly Monitoring Period is greater than or equal to its Interest Barrier and the Least Performing Index Return is -20.00%, the payment at maturity will be $830.375 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-20.00%)] + $30.375 = $830.375
Example 6 — Notes have NOT been automatically called, the Final Value of the Least Performing Index is less than its Initial
Value, a Trigger Event has occurred and the closing level of at least one Index on at least one day during the final Quarterly
Monitoring Period is less than its Interest Barrier.
Date
Closing Level of Least
Performing Index on
Review Date
Lowest Closing Level of Least
Performing Index During
Quarterly Monitoring Period
Payment (per $1,000 principal amount note)
First Review Date
50.00
30.00
$0
Second Review Date
45.00
40.00
$0
Third through Fifth
Review Dates
Less than Interest Barrier
Less than Interest Barrier
$0
Final Review Date
40.00
40.00
$400.00
Total Payment
$400.00 (-60.00% return)
Because the notes have not been automatically called, the Final Value of the Least Performing Index is less than its Initial Value, a
Trigger Event has occurred, the closing level of at least one Index on at least one day during the final Quarterly Monitoring Period is less than its Interest Barrier and the Least Performing Index Return is -60.00%, the payment at maturity will be $400.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00%)] = $400.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-7 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial
Average®
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and (i) the Final Value of any
Index is less than its Initial Value and (ii) a Trigger Event has occurred, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the Least Performing Index is less than its Initial Value. Accordingly, under these circumstances, you will lose some or all of your principal amount at maturity.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to a Quarterly Monitoring
Period only if the closing level of each Index on each day during that Quarterly Monitoring Period is greater than or equal to its
Interest Barrier. If the closing level of any Index on any day during a Quarterly Monitoring Period is less than its Interest Barrier, no
Contingent Interest Payment will be made with respect to that Quarterly Monitoring Period. Accordingly, if the closing level of any
Index on any day during each Quarterly Monitoring Period is less than its Interest Barrier, you will not receive any interest payments over the term of the notes.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE OPPORTUNITY TO RECEIVE A CONTINGENT INTEREST PAYMENT WITH RESPECT TO ANY QUARTERLY
MONITORING PERIOD MAY TERMINATE ON ANY DAY DURING THAT QUARTERLY MONITORING PERIOD —
If the closing level of any Index on any day during a Quarterly Monitoring Period is less than its Interest Barrier, no Contingent
Interest Payment will be made with respect to that Quarterly Monitoring Period, even if the closing level of each Index on each of the other days during that Quarterly Monitoring Period, including the related Review Date, is greater than or equal to its Interest
Barrier.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of any Index, which may be significant. You will not participate in any appreciation of any Index.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE LEVEL OF EACH INDEX —
Payments on the notes are not linked to a basket composed of the Indices and are contingent upon the performance of each individual Index. Poor performance by any of the Indices over the term of the notes may result in the notes not being automatically called on a Review Date, may negatively affect whether you will receive a Contingent Interest Payment on any Interest Payment
Date and your payment at maturity and will not be offset or mitigated by positive performance by any other Index.

PS-8 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial
Average®
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LEAST PERFORMING INDEX.
• THE BENEFIT PROVIDED BY THE TRIGGER VALUE MAY TERMINATE ON ANY DAY DURING THE TRIGGER MONITORING
PERIOD —
If, on any day during the Trigger Monitoring Period, the closing level of any Index is less than its Trigger Value (i.e., a Trigger Event occurs) and the notes have not been automatically called, the benefit provided by the Trigger Value will terminate and you will be fully exposed to any depreciation of the Least Performing Index. You will be subject to this potential loss of principal even if that
Index subsequently recovers such that the closing level of that Index is greater than or equal to its Trigger Value.
• THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately six months and you will not receive any Contingent Interest Payments after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• YOU WILL NOT RECEIVE DIVIDENDS ON THE SECURITIES INCLUDED IN ANY INDEX OR HAVE ANY RIGHTS WITH
RESPECT TO THOSE SECURITIES.
• THE RISK OF THE CLOSING LEVEL OF AN INDEX FALLING BELOW ITS INTEREST BARRIER OR TRIGGER VALUE IS
GREATER IF THE LEVEL OF THAT INDEX IS VOLATILE.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities LLC, which we refer to as JPMS, is willing to buy the notes.
You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may

PS-9 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial
Average®
prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the
Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the projected hedging profits, if any, estimated hedging costs and the levels of the Indices. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Indices
• JPMORGAN CHASE & CO. IS CURRENTLY ONE OF THE COMPANIES THAT MAKE UP THE S&P 500® INDEX AND THE
DOW JONES INDUSTRIAL AVERAGE®,
but JPMorgan Chase & Co. will not have any obligation to consider your interests in taking any corporate action that might affect the level of the S&P 500® Index or the Dow Jones Industrial Average®.
• AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH SMALL CAPITALIZATION STOCKS WITH
RESPECT TO THE RUSSELL 2000® INDEX —
Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

PS-10 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial
Average®
The Indices
The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets.
For additional information about the S&P 500® Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.
The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000E™ Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is
designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the
Russell 2000® Index, see “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.
The Dow Jones Industrial Average® consists of 30 common stocks chosen as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial Average®, see “Equity Index Descriptions — The Dow Jones Industrial Average®”
in the accompanying underlying supplement.
Historical Information
The following graphs set forth the historical performance of each Index based on the weekly historical closing levels from January 3,
2020 through August 15, 2025. The closing level of the S&P 500® Index on August 15, 2025 was 6,449.80. The closing level of the
Russell 2000® Index on August 15, 2025 was 2,286.523. The closing level of the Dow Jones Industrial Average® on August 15, 2025
was 44,946.12. We obtained the closing levels above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.
The historical closing levels of each Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of any Index on any Review Date or any day during any Quarterly Monitoring Period or the Trigger Monitoring
Period. There can be no assurance that the performance of the Indices will result in the return of any of your principal amount or the payment of any interest.

PS-11 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial
Average®

PS-12 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial
Average®
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the
IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and

PS-13 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial
Average®
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary
Market Prices of the Notes — The Estimated Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in
this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates.
See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value
of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-
Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Indices” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general

PS-14 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial
Average®
applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State
of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2023.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.